EXHIBIT 10.9.2

FIFTH AMENDMENT

SPECTRA ENERGY CORP

EXECUTIVE SAVINGS PLAN

THIS FIFTH AMENDMENT is made this 6th day of December, 2010, by Spectra Energy Corp, a Delaware corporation (the “Company”), and amends the Spectra Energy Corp Executive Savings Plan originally adopted by the Company and effective as of December 18, 2006 (the “Plan”), and as amended from time to time thereafter.

The Plan is hereby amended as follows effective as of the dates specified herein:

1. Effective as of January 1, 2009, Section 2.27 is deleted in its entirety and replaced with the following new Section 2.27:

2.27 “Termination of Employment” shall mean the date of a Participant’s severance from employment with the Company by reason of death, retirement, resignation or discharge, as determined by the Committee in its sole discretion; provided, however, that such Termination of Employment constitutes a “separation from service” within the meaning of Code Section 409A.

2. Effective as of January 1, 2007, Section 2.28 is deleted in its entirety and replaced with the following new Section 2.28:

2.28 “Valuation Date” shall mean, with respect to a Participant, the last business day of the month during which such Participant’s Termination of Employment occurs; provided, however, if the payment of a Participant’s Account is delayed in accordance with Section 7.3(d), then “Valuation Date” shall mean the last business day of the month that precedes the Participant’s payment under Section 7.3(a) or the first payment under Section 7.3(b), as the case may be.

3. Effective as of January 1, 2011, the following new Section 2.35 is added:

2.35 “Transition Back Year” shall mean the Plan Year for which the Participant first changes his election from the Automatic Deferral Election under Section 4.2.A to separate elections for Base Pay and Incentive Plan Awards under Sections 4.1 and 4.2.

4. Effective as of January 1, 2011, the following new Section 2.36 is added:

2.36 “Transition Back Election Date” shall mean the last day of the second Plan Year preceding the Transition Back Year. For instance, if a Participant changes his election from the Automatic Deferral Election to separate elections for Base Pay and Incentive Plan Awards under Sections 4.1 and 4.2 for the 2012 Plan Year, such election must be made by December 31, 2010.

5. Effective as of January 2, 2009, Section 4.2 if the plan is amended to add the following new sentence to the end thereof:

In addition, with respect to the first Plan Year for which a Participant is designated as eligible to participate in the Plan, such Participant’s election with respect to compensation under the Spectra Energy Corp Short Term Incentive Plan (the “STIP”) shall apply only to such STIP compensation to be earned during the Participant’s first Plan Year of participation and paid in the following Plan Year. If the Participant earned STIP compensation during the Plan Year preceding the Plan Year for which he is first designated as eligible to participate in the Plan, such STIP compensation cannot be deferred under the Plan

6. Effective as of January 1, 2011, Section 4.2.A is deleted in its entirety and replaced with the following new Section 4.2.A:

4.2.A Automatic Deferral Election.

(a) Amount of Election. Effective for Plan Years beginning on or after January 1, 2011, in lieu of making separate elections for Base Pay and Incentive Plan Awards under Sections 4.1 and 4.2, a Participant may elect to contribute to the Plan an amount equal to: (i) the “Maximum Matching Contribution Percentage” (as such term is defined under the RSP), multiplied by (ii) the excess of Eligible Earnings over Automatic Deferral Compensation.

(b) Date of Election. Such Automatic Deferral Election must be made by the Participant by the applicable Automatic Deferral Election Date; provided, however, that with respect the first Plan Year in which a Participant is designated as eligible to participate in the Plan under Section 3.1, (i) the Automatic Deferral Election must be made within 30 days after the Participant is designated as eligible to participate in the Plan, (ii) the Automatic Deferral Election may not become effective earlier than the Plan Year following the first Plan Year in which the Participant is designated as eligible to participate in the Plan, and (iii) the first Plan Year for which a Participant is designated as eligible to participate in the Plan shall be treated as a Transition Year. An Automatic Deferral Election shall be irrevocable for two Plan Years. For example, if a Participant first makes an Automatic Deferral Election by December 31, 2009 for the 2011 Plan Year, the Participant may not make separate elections for Base Pay and Incentive Plan Awards under Sections 4.1 and 4.2 until December 31, 2010, to be applied to the 2012 Plan Year.

(c) Transition Year. With respect to the Transition Year, the Participant must also make an election with respect to

Base Pay and Incentive Plan Awards in accordance with Sections 4.1 and 4.2. For example, if a Participant first makes an Automatic Deferral Election for the 2011 Plan Year, the Participant must also make an election with respect to Base Pay and Incentive Plan Awards with respect to the 2010 Plan Year in accordance with Sections 4.1 and 4.2.

With respect to the first Plan Year for which a Participant is designated as eligible to participate in the Plan, which is treated as a Transition Year under Section 4.2.A(b), such Participant’s election with respect to STIP compensation shall apply only to such STIP compensation to be earned during the Transition Year and paid in the following Plan Year. If the Participant earned STIP compensation during the Plan Year preceding the Plan Year for which he is first designated as eligible to participate in the Plan, such STIP compensation cannot be deferred under the Plan.

(d) Transition Back Year. With respect to the Transition Back Year, the Participant must make a deferral election with respect to Base Pay and Incentive Plan compensation that is both earned and paid during the Transition Back Year in accordance with Sections 4.1 and 4.2 by the end of the Plan Year the precedes the Transition Back Year; provided however, that the Participant must first elect to discontinue his Automatic Deferral Election by the Transition Back Election Date. The Participant’s election for the Transition Back Year with respect to Incentive Plan compensation that is earned during a Plan Year that precedes the Transition Back Year but paid during the Transition Back Year, must be made prior to the end of the Plan Year that precedes the Plan Year during which such Incentive Plan compensation is earned.

For example, if a Participant initially made an Automatic Deferral Election for the 2011 Plan Year and wants to change his Automatic Deferral Election to separate elections for Base Pay and Incentive Plan compensation for the 2012 Plan Year, the Participant must first elect to discontinue his Automatic Deferral Election by not later than by December 31, 2010. Such Participant must also make a deferral election with respect to STIP compensation earned during the 2011 Plan Year but paid during the 2012 Plan Year not later than by December 31, 2010. In addition, the Participant must make a deferral election with respect to his Base Pay and Incentive Plan compensation that is both earned and paid during 2012 not later than by December 31, 2011.

7. Effective as of January 1, 2010, Section 4.6 of the Plan is amended to add the following new sentence to the end thereof:

In addition, an Automatic Deferral Election made under Section 4.2.A shall be irrevocable for two Plan Years.

8. Effective as of January 1, 2011, Section 6.3 of the Plan is deleted in its entirety and replaced with the following new Section 6.3:

6.3 Company-matching Contributions Subaccount. Amounts contributed to a Participant’s Account as a Company-matching contribution, pursuant to Section 4.5, shall be held in a subaccount within such Participant’s Account (the “Company-matching Subaccount”). Each Participant shall specify the “investment” of his or her Company-matching Subaccount in accordance with Section 6.2. Such investment election is separate from the Participant’s investment election applicable to the remainder of his Account under the Plan.

If the Participant does not make a separate investment election with respect to his Company-matching Subaccount, such Subaccount will be invested as follows:

(a) If the Participant has made an investment election under Section 6.2 on or before December 31, 2011, then his investment election under Section 6.2 shall apply to future allocations to his Company-matching Subaccount.

(b) If the participant has not made an investment election under Section 6.2 on or before December 31, 2011, then future allocations to his Company-matching Subaccount shall be invested in a default RSP Investment Option as designated by the Committee.

Notwithstanding the above, if the Participant makes a separate investment election with respect to this Company-matching Subaccount at any time after December 31, 2011, then such separate election shall apply in lieu of the default investment provisions of Sections 6.3(a) and (b) above.

9. Effective as of January 1, 2010, the following new paragraph is hereby added to the end of Section 6.7(b) of the Plan:

Effective as of January 1, 2010, the Duke Energy Common Stock Fund shall no longer be available as an investment option under the Plan, and all amounts allocated thereto as of December 31, 2009 shall be reallocated to the Vanguard Prime Money Fund phantom investment option made available by the Committee pursuant to Section 6.2.

10. Effective as of January 1, 2009, Section 7.4 of the Plan is deleted in its entirety and replaced with the following new Section 7.4:

7.4 Payments After Death. If a Participant (or a Beneficiary previously designated by a deceased Participant) dies before receiving all amounts payable hereunder, then the remaining amounts payable will be paid to the specified Beneficiary of such deceased person in accordance with the payment option in effect, subject to Section 7.5; provided, however, that (i) if such deceased person has failed to specify a surviving Beneficiary, then the person’s estate will be considered to be the Beneficiary, and (ii) if a person receiving payments over a term of years dies and an estate is such person’s Beneficiary, then such term payments will cease and the remaining amount credited to the Account will be paid to such estate in a lump sum not later than by the last day of the month following the month in which the Participant’s death occurs.

11. Effective as of January 1, 2009, Section 7.5 of the Plan is deleted in its entirety and replaced with the following new Section 7.5:

7.5 Small Payments. If a Participant’s Account balance at Termination of Employment is less than $25,000, and the Committee does not anticipate that any amounts will be credited thereto pursuant to Article IV and V after his Termination of Employment, the Participant’s Account shall automatically be paid in a lump sum as soon as practicable following, and not later than sixty (60) days after, the date of Termination of Employment, subject to section 7.2(d).

12. Effective as of January 1, 2009, Section 14.5 of the Plan is amended by adding the following new sentence to the end thereof:

To the extent any terms of the Plan are ambiguous, such terms shall be interpreted as necessary to comply with Code Section 409A.

As amended hereby, the Plan is hereby ratified and confirmed and shall remain in full force and effect.

[Signature page follows.]

IN WITNESS WHEREOF, the Company has adopted and executed this Fifth Amendment on this 7th day of December, 2010, to be effective as of the dates specified herein.

SPECTRA ENERGY CORP

By:	/s/ Dorothy M. Ables
Name:	Dorothy M. Ables
Title:	Chief Administrative Officer